Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Reports Q2 2011 Financial Results
Recurring Revenues Up by 26%, Total Revenues Up by 17%

Weston, FL, July 26, 2011 — Ultimate Software (Nasdaq: ULTI), a leading provider of unified human capital management SaaS solutions for global businesses, announced today its financial results for the second quarter of 2011. For the quarter ended June 30, 2011, Ultimate reported recurring revenues of $52.0 million, an increase of 26%, and total revenues of $64.2 million, an increase of 17%, both compared with 2010’s second quarter. GAAP net income from continuing operations for the second quarter of 2011 was $0.9 million, or $0.03 per diluted share, versus GAAP net income from continuing operations of $0.3 million, or $0.01 per diluted share, for the second quarter of 2010.

For the three months ended June 30, 2011, non-GAAP net income was $3.8 million, or $0.14 per diluted share, versus non-GAAP net income of $2.3 million, or $0.09 per diluted share, for the second quarter of 2010. Non-GAAP net income for both periods excludes non-cash stock-based compensation expense and amortization of acquired intangible assets. For the three months ended June 30, 2010, non-GAAP net income also excludes a non-cash foreign currency translation adjustment due to the discontinued operations of our wholly-owned subsidiary in the United Kingdom. See “Use of Non-GAAP Financial Information” below.

“We executed as forecasted in the second quarter and are especially pleased that the three most important indicators of our business success – recurring revenue growth, operating margin growth, and customer retention – were where we expected them to be. Our recurring revenues grew 26%, our operating margin was slightly above our target at 10.3%, and our customer retention was strong at over 96%,” said Scott Scherr, CEO, president, and founder of Ultimate.

“Our second-quarter new customers continued the trend of adding multiple strategic product components to their core UltiPro purchases, and our existing customers continued to come back to us to purchase additional talent management and time management product components. Our first-half performance, our metrics on market demand, and our pipelines all indicate that we are positioned well to achieve our objectives for 2011 and beyond.”

Ultimate’s financial results teleconference will be held today, July 26, 2011, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=163037. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player or Real Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

▪
Recurring revenues grew by 26% for the second quarter of 2011 compared with 2010’s second quarter, primarily due to revenue growth from our Software-as-a-Service (SaaS) offering. Recurring revenues for the second quarter of 2011 were 81% of total revenues as compared with 76% of total revenues for the same period of last year.

▪	Ultimate’s annualized retention rate exceeded 96% for its existing recurring revenue customer base.

▪	The operating income (or operating margin), on a non-GAAP basis, for the second quarter of 2011 was $6.6 million, or 10.3%, compared with $4.0 million, or 7.2%, for the second quarter of 2010.

▪
The combination of cash, cash equivalents, and marketable securities was $54.0 million as of June 30, 2011, compared with
$50.2 million as of December 31, 2010. For the three months ended June 30, 2011, Ultimate generated $6.4 million in cash from operations. For the six months ended June 30, 2011, Ultimate generated $15.2 million in cash from operations.

▪
During the three and six months ended June 30, 2011, Ultimate repurchased 149,678 shares of our issued and outstanding
$0.01 par value common stock (“Common Stock”) for $7.9 million, under our previously announced stock repurchase plan.
As of June 30, 2011, we had 255,497 shares available for repurchase in the future under our stock repurchase plan.

Financial Outlook

Ultimate provides the following financial guidance for the third quarter ending September 30, 2011 and full year 2011:

For the third quarter of 2011:

▪	Recurring revenues of approximately $54.5 million;

▪	Total revenues of approximately $68 million; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 12%.

For the year 2011:

▪	Recurring revenues to increase by approximately 25% over 2010;

▪	Total revenues to increase by approximately 19% over 2010; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 13%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash stock-based compensation expense for 2011 is expected to be approximately $15.0 million.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
Ultimate is a leading provider of unified human capital management (HCM) Software-as-a-Service (SaaS) solutions for global businesses. Ultimate’s award-winning UltiPro® solutions deliver the functionality businesses need to manage the complete employment life cycle from recruitment to retirement. Based in Weston, FL, Ultimate employs more than 1,200 professionals who are focused on developing the highest quality solutions and services. In 2010, Ultimate was named an Optimas Award winner by Workforce Management magazine. In 2009, Ultimate was awarded first place in the People’s Choice Stevie® competition for Favorite New SaaS Product and was ranked the #1 best medium-sized company to work for in America by the Great Place to Work® Institute for the second consecutive year. In 2010, Ultimate’s security practices were recertified for ISO/IEC 27001, and Ultimate was the first HR SaaS vendor to be ISO/IEC 27001 certified in 2008. Ultimate has approximately 2,200 customers representing diverse industries, including such organizations as Adobe Systems Incorporated, The Container Store, Culligan International, Elizabeth Arden, Major League Baseball, The New York Yankees Baseball Team, and Ruth’s Chris Steak House. More information on Ultimate’s products and services can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
            Chief Financial Officer and Investor Relations
            Phone: 954-331-7369
            E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Revenues:
Recurring	$52,002	$41,365	$101,950	$80,813
Services	11,761	13,032	25,490	28,613
License	442	320	1,270	948
Total revenues	64,205	54,717	128,710	110,374
Cost of revenues:
Recurring	15,543	12,048	30,236	23,452
Services	12,104	11,877	26,033	25,058
License	100	50	273	150
Total cost of revenues	27,747	23,975	56,542	48,660
Gross profit	36,458	30,742	72,168	61,714
Operating expenses:
Sales and marketing	15,524	14,580	32,647	29,696
Research and development	12,370	10,520	24,337	20,753
General and administrative	5,762	5,169	11,375	10,170
Total operating expenses	33,656	30,269	68,359	60,619
Operating income	2,802	473	3,809	1,095
Other (expense) income:
Interest and other expense	(143)	(64)	(301)	(110)
Other income, net	26	48	60	71
Total other expense, net	(117)	(16)	(241)	(39)
Income from continuing operations, before income taxes	2,685	457	3,568	1,056
Provision for income taxes	(1,792)	(186)	(2,347)	(465)
Income from continuing operations	$893	$271	$1,221	$591
Loss from discontinued operations, net of income taxes	–	(865)	–	(930)
Net income (loss)	$893	$(594)	$1,221	$(339)

Basic earnings (loss) per share:
Earnings from continuing operations	$0.03	$0.01	$0.05	$0.02
Loss from discontinued operations	$–	$(0.03)	$–	$(0.04)
Total	$0.03	$(0.02)	$0.05	$(0.02)

Diluted earnings (loss) per share:
Earnings from continuing operations	$0.03	$0.01	$0.04	$0.02
Loss from discontinued operations	$–	$(0.03)	$–	$(0.03)
Total	$0.03	$(0.02)	$0.04	$(0.01)

Weighted average shares outstanding:
Basic	25,837	24,839	25,716	24,797
Diluted	27,863	26,972	27,804	26,911

The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from stock-based arrangements, the amortization of acquired intangibles and the foreign currency translation adjustment from discontinued operations that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Stock-based compensation expense:
Cost of recurring revenues	$350	$224	$679	$441
Cost of services revenues	371	322	747	663
Sales and marketing	1,713	1,642	3,510	3,361
Research and development	410	341	794	668
General and administrative	925	805	1,889	1,592
Total non-cash stock-based compensation expense	$3,769	$3,334	$7,619	$6,725

Amortization of acquired intangibles:
General and administrative (1)	$28	$151	$56	$225

Loss from discontinued operations:
Foreign currency translation
adjustment (2)	$–	$886	$–	$886

________________________________

(1)
Due to the discontinued operations of our wholly-owned subsidiary in the United Kingdom (“UK Subsidiary”) during the three months ended June 30, 2010, the amortization of certain intangible assets related to the acquisition of the UK Subsidiary was accelerated.

(2)
Pursuant to applicable accounting rules, the amount attributable to the UK Subsidiary and accumulated in the translation adjustment component of equity became realized in the unaudited statement of operations during the second quarter of 2010, the period in which discontinued operations for the UK Subsidiary were substantially complete.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of	As of
	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$45,234	$40,889
Short-term investments in marketable securities	7,112	8,884
Accounts receivable, net	46,733	47,570
Prepaid expenses and other current assets	22,707	18,613
Deferred tax assets, net	1,458	1,434
Total current assets before funds held for clients	123,244	117,390
Funds held for clients	165,468	72,875
Total current assets	288,712	190,265
Property and equipment, net	22,040	18,075
Capitalized software, net	2,440	3,115
Goodwill	3,025	3,025
Long-term investments in marketable securities	1,636	433
Other assets, net	12,290	11,656
Long-term deferred tax assets, net	22,386	22,988
Total assets	$352,529	$249,557
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,376	$4,683
Accrued expenses	12,895	11,074
Current portion of deferred revenue	73,212	71,808
Current portion of capital lease obligations	2,614	2,551
Total current liabilities before client fund obligations	95,097	90,116
Client fund obligations	165,468	72,875
Total current liabilities	260,565	162,991
Deferred revenue, net of current portion	4,798	6,287
Deferred rent	3,580	3,022
Capital lease obligations, net of current portion	2,281	2,406
Long-term income taxes payable	1,866	1,866
Total liabilities	273,090	176,572

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	296	290
Additional paid-in capital	229,365	216,262
Accumulated other comprehensive income	175	126
Accumulated deficit	(51,032)	(52,253)
	178,804	164,425
Treasury stock, at cost	(99,365)	(91,440)
Total stockholders’ equity	79,439	72,985
Total liabilities and stockholders’ equity	$352,529	$249,557

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$1,221	$(339)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	5,743	6,108
Provision for doubtful accounts	1,115	1,038
Non-cash stock-based compensation expense	7,619	6,725
Non-cash realized loss on foreign currency translation
adjustment	-	886
Income taxes	2,290	426
Excess tax benefits from stock-based payments	(1,713)	(950)
Changes in operating assets and liabilities:
Accounts receivable	(278)	(4,687)
Prepaid expenses and other current assets	(4,094)	(2,764)
Other assets	(689)	755
Accounts payable	1,693	446
Accrued expenses and deferred rent	2,379	1,949
Deferred revenue	(85)	445
Net cash provided by operating activities	15,201	10,038

Cash flows from investing activities:
Purchases of marketable securities	(7,700)	(4,600)
Maturities of marketable securities	8,269	4,835
Net purchases of securities with customer funds	(92,593)	(24,884)
Purchases of property and equipment	(7,609)	(2,401)
Net cash used in investing activities	(99,633)	(27,050)

Cash flows from financing activities:
Repurchases of Common Stock	(7,925)	(12,987)
Net proceeds from issuances of Common Stock	7,407	4,936
Excess tax benefits from stock-based payments	1,713	950
Shares acquired to settle employee tax withholding liability	(3,631)	(552)
Principal payments on capital lease obligations	(1,432)	(1,206)
Net increase in customer fund obligations	92,593	24,884
Net cash provided by financing activities	88,725	16,025

Effect of foreign currency exchange rate changes on cash	52	(6)
Net increase (decrease) in cash and cash equivalents	4,345	(993)
Cash and cash equivalents, beginning of period	40,889	23,684
Cash and cash equivalents, end of period	$45,234	$22,691

Supplemental disclosure of cash flow information:
Cash paid for interest	$126	$100
Cash paid for income taxes	$395	$136

Supplemental disclosure of non-cash financing activities:
   - Ultimate entered into capital lease obligations to acquire new equipment totaling $1.4 million and $1.4 million for the six months ended June 30, 2011 and 2010, respectively.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Non-GAAP operating income from continuing operations reconciliation:
Operating income from continuing operations	$2,802	$473	$3,809	$1,095
Operating income from continuing operations, as a % of total revenues	4.4%	0.9%	3.0%	1.0%
Add back:
Non-cash stock-based compensation expense	3,769	3,336	7,619	6,727
Non-cash amortization of acquired intangible assets	28	151	56	225
Non-GAAP operating income from continuing operations	$6,599	$3,960	$11,484	$8,047
Non-GAAP operating income from continuing operations, as a % of total revenues	10.3%	7.2%	8.9%	7.3%

Non-GAAP net income (loss) after discontinued operations reconciliation:
Net income (loss) after discontinued operations	$893	$(594)	$1,221	$(339)
Add back:
Non-cash stock-based compensation expense	3,769	3,336	7,619	6,727
Non-cash amortization of acquired intangible assets	28	151	56	225
Non-cash foreign currency translation adjustment from discontinued operations	–	886	–	886
Income tax effect	(867)	(1,431)	(2,262)	(2,853)
Non-GAAP net income after discontinued operations	$3,823	$2,348	$6,634	$4,646

Non-GAAP net income (loss) after discontinued operations, per diluted share, reconciliation: (1)
Net income (loss) after discontinued operations, per diluted share	$0.03	$(0.02)	$0.04	$(0.01)
Add back:
Non-cash stock-based compensation expense	0.14	0.12	0.27	0.25
Non-cash amortization of acquired intangible assets	–	0.01	0.01	0.01
Non-cash foreign currency translation adjustment from discontinued operations	–	0.03	–	0.03
Income tax effect	(0.03)	(0.05)	(0.08)	(0.11)
Non-GAAP net income after discontinued operations, per diluted share	$0.14	$0.09	$0.24	$0.17

Shares used in calculation of GAAP net income (loss) per share:
Basic	25,837	24,839	25,716	24,797
Diluted	27,863	26,972	27,804	26,911

Shares used in calculation of non-GAAP net income per share:
Basic	25,837	24,839	25,716	24,797
Diluted	27,863	26,972	27,804	26,911
(1) The non-GAAP net income (loss) per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income (loss) periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Management of Ultimate uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income from continuing operations,  non-GAAP net income (loss) after discontinued operations and non-GAAP net income (loss) after discontinued operations per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”). For the three and six months ended June 30, 2011, stock-based compensation expense was $3.8 million and $7.6 million, respectively, on a pre-tax basis. For the three and six months ended June 30, 2010, stock-based compensation expense was $3.3 million and $6.7 million, respectively, on a pre-tax basis. Stock-based compensation expenses are excluded from the non-GAAP financial measures because they are non-cash expenses that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s operating results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods.  Non-GAAP reconciliations are calculated on a basic weighted average share basis for GAAP net loss periods.  For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and six months ended June 30, 2011, the amortization of acquired intangible assets was $28 thousand and $56 thousand, respectively.  For the three and six months ended June 30, 2010, the amortization of acquired intangible assets was $151 thousand and $225 thousand, respectively.  Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Foreign currency translation adjustment.  In accordance with GAAP, net loss after discontinued operations includes the realization of the foreign currency translation adjustment on our discontinued operations.  There was no realized foreign currency translation adjustment for the three and six months ended June 30, 2011 as the dissolution of the UK Subsidiary was complete in 2010.  For the three and six months ended June 30, 2010, the realized foreign currency translation adjustment was $0.9 million.  The realized foreign currency translation adjustment is excluded from the non-GAAP financial measures because it is a non-recurring, non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s net results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods.